Exhibit 32
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report of Mid-America Bancshares, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2007 as filed with the Federal Deposit Insurance Corporation on the date hereof (the “Report”), I, Gary L. Scott, and, I, Jason K.West, to the best of my knowledge certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and will be furnished to the Securities and Exchange Commission or its staff upon request.
/s/ Gary L. Scott
Gary L. Scott
Chief Executive Officer
November 14, 2007
/s/ Jason K. West
Jason K. West
Chief Financial Officer
November 14, 2007
*	As set forth in Item 601 of Regulation S-K, any certification furnished pursuant to this Item will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act (15 U.S.C. 78r), or otherwise subject to the liability of that section.